UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 09, 2012

UNIVERSAL DETECTION TECHNOLOGY

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-09327 (Commission File Number)	95-2746949 (IRS Employer Identification No.)

340 North Camden Drive, Suite 302 Beverly Hills, California (Address of principal executive offices)	90210 (Zip Code)

Registrant’s telephone number, including area code: (310) 248-3655

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On February 9, 2012, the Board of Directors (the “Board”) of Universal Detection Technology (the “Company”) approved the issuance of an aggregate of 7,700,000,000 shares of Common Stock of the Company to Mr. Jacques Tizabi, the Company’s President, Chief Executive Officer and Acting Chief Financial Officer and one of the Company’s directors. The issuance was made in conversion and in full satisfaction of (i) accrued but unpaid salary owed to Mr. Tizabi in the amount of $450,000 and (ii) $320,000 in principal and interest outstanding under certain notes payable by the Company to Mr. Tizabi. Accordingly, the price per share at which the accrued salary and notes payable were converted was $0.0001 per share, which was the closing price of the Common Stock on February 9, 2012. Mr. Tizabi’s total beneficial ownership including vested options to purchase 39,750 shares of Common Stock now totals 8,327,426,425 shares or approximately 45.61% of the issued and outstanding shares of Common Stock of the Company. All of the disinterested directors of the Company approved the salary and note conversions and share issuance to Mr. Tizabi at a duly called meeting of the Board.

On February 10, 2012, the Board approved the issuance of 600,000,000 shares of Common Stock of the Company to Mr. Matin Emouna, a director of the Company. The issuance was made in consideration for Mr. Emouna’s many years of service as a director of the Company. The issuance was valued at $60,000, based on a price of $0.0001 per share. Mr. Emouna’s total beneficial ownership of the Company’s Common Stock totals 600,000,000 shares or approximately 3.29% of the outstanding shares of Common Stock of the Company. All of the disinterested directors of the Company approved the share issuance to Mr. Emouna at a duly called meeting of the Board.

On February 9, 2012, the Board also approved the issuance of an aggregate of 740,000,000 shares of Common Stock of the Company to two of the Company’s key employees for services rendered and as an incentive for expected future services to the Company. The issuance was valued at $74,000 in total, based on a price of $0.0001 per share.

The Company did not employ any form of general solicitation or advertising in connection with the offers and sales of the Common Stock described above. In addition, the Company believes that the purchasers of the securities are “accredited investors” as defined by Rule 501(a) under the Securities Act of 1933, as amended. For these reasons, among others, the Company made the foregoing issuances in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DETECTION TECHNOLOGY

By: /s/ Jacques Tizabi
Jacques Tizabi
Dated: February 15, 2012	Chief Executive Officer